As filed with the Securities and Exchange Commission on November 18, 2013
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	05-0574281 (I.R.S. Employer Identification Number)

13927 South Gessner Road
Missouri City, Texas 77489
Telephone: (713) 972-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Mathew Verghese
Senior Vice President and Chief Financial Officer
13927 South Gessner Road
Missouri City, Texas 77489
Telephone: (713) 808-7321
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________________

Copies to:
James E. Brasher Senior Vice President and General Counsel Global Geophysical Services, Inc. 13927 South Gessner Road Missouri City, Texas 77489 (713) 808-7310 (713) 808-7810 (facsimile)	Joe S. Poff Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, TX 77002 (713) 229-1410 (713) 229-7710 (facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [x]
Non-accelerated filer [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)(3)	AMOUNT OF REGISTRATION FEE(2)(3)
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Warrants
Depositary Shares(4)
Total	N/A	N/A	$300,000,000	$38,640

(1)           Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)           Rule 457(o) permits the registration statement fee to be calculated on the basis of the Maximum Offering Price of all of the securities listed. Therefore, the table does not specify information as to the amount to be registered by each class or the Proposed Maximum Offering Price per Security.

(3)           No separate consideration will be received for any securities being registered that are issued in exchange for, or upon conversion or exercise of, the preferred stock, depositary shares or warrants being registered hereunder.

(4)           The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If Global Geophysical Services, Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares of preferred stock will be issued to the depositary under the depositary agreement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 18, 2013

Prospectus

Global Geophysical Services, Inc.

$300,000,000

Preferred Stock
Common Stock
Depositary Shares
Warrants
_______________

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

The securities may be offered and sold on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement.  See “Plan of Distribution.”  The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.  The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference in this prospectus, before you invest in any of our securities.

Our common stock is quoted on the New York Stock Exchange under the symbol “GGS.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS.  RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC AND OTHER REPORTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN “RISK FACTORS” ON PAGE 2.  YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
OUR COMPANY	2
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS	4
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF DEPOSITARY SHARES	9
DESCRIPTION OF WARRANTS	11
PLAN OF DISTRIBUTION	12
WHERE YOU CAN FIND MORE INFORMATION	15
INFORMATION INCORPORATED BY REFERENCE	15
LEGAL MATTERS	16
EXPERTS	16

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price of up to $300,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we offer securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the offering and the offered securities. That prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any supplement to this prospectus, the terms “Global,” the “Company,” “we,” “our” and “us” refer to Global Geophysical Services, Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

OUR COMPANY

We provide an integrated suite of seismic data solutions to the global oil and gas industry, including our high resolution RG-3D Reservoir GradeSM (“RG3D”) seismic solutions. Our seismic data solutions consist primarily of seismic data acquisition, microseismic monitoring, processing and interpretation services. Through these services, we deliver data that enables the creation of high resolution images of the earth’s subsurface and reveals complex structural and stratigraphic details. These images are used primarily by oil and gas companies to identify geologic structures favorable to the accumulation of hydrocarbons, to reduce risk associated with oil and gas exploration, to optimize well completion techniques and to monitor changes in hydrocarbon reservoirs. We integrate seismic survey design, data acquisition, processing and interpretation to deliver enhanced services to our clients. In addition, we own and market a seismic data library and license this data to clients on a non-exclusive basis.

Our seismic solutions are used by many of the world’s largest and most technically advanced oil and gas exploration and production companies, including national oil companies, major integrated oil companies, and large independent oil and gas companies. We provide land seismic data acquisition services on a worldwide basis, including some of its most challenging environments such as marshes, forests, jungles, arctic climates, mountains and deserts. We also have significant operational experience in most of the major U.S. shale plays, including Eagle Ford, Bakken, the Haynesville, Utica, Fayetteville and Woodford, where we believe our high resolution RG3D seismic solutions are particularly well-suited. As of December 31, 2012, we owned approximately 138,000 recording channels which were primarily comprised of our new AUTOSEIS® High Definition Recorder systems. Our recording channels and systems are interoperable which provides operational scalability and efficiency. This operational scalability and efficiency enables us to execute on large and technologically complex projects.

We are a Delaware corporation with our principal executive office located at 13927 South Gessner Road, Missouri City, Texas 77489. Our telephone number at that address is (713) 972-9200. We maintain a website on the Internet at www.globalgeophysical.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing or incorporated by reference into this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, or filings with the SEC and our public releases contain “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “should,” “anticipate,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “projection,” “objective,” “goal,” “plan,” “forecast,” “target” or similar expressions intended to identify forward-looking statements.

All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and involve risks and uncertainties.  Important factors could cause actual results to differ materially from our expectations, including such things as:

•	market developments affecting, and other changes in, the demand for seismic data and related services;

•	the political and economic climate in the foreign or domestic jurisdictions in which we conduct business;

•	the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

•	a decline in capital expenditures by oil and gas exploration and production companies;

•	our future capital requirements and availability of financing on satisfactory terms;

•	governmental regulation;

•	the timing and extent of changes in the price of oil and gas;

•	our ability to convert backlog into revenues;

•	the effects of weather or other delays on our operations;

•	technological obsolescence of our seismic data acquisition equipment;

•	availability or increases in the price of seismic equipment;

•	availability of crew personnel and technical personnel;

•	competition;

•	cost and other effects of legal proceedings, settlements, investigations and claims, including liabilities which may not be covered by indemnity or insurance; and

•	the risk factors discussed under the heading “Risk Factors” in this prospectus and any prospectus supplement and those discussed in the documents we have incorporated by reference.

Consequently, all of the forward-looking statements made in this prospectus, and the documents incorporated by reference in this prospectus, are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if realized, that they will have the expected consequences to or effects on us, our business, operations or prospects. We have no intention, and disclaim any obligation, to update or revise any forward looking statements, whether as a result of new information, future results or otherwise.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including without limitation repaying or refinancing all or a portion of our existing short-term and long-term debt, capital expenditures, working capital or a combination of such uses.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred dividends for the periods indicated.

	Nine Months Ended	Year Ended December 31,
	September 30, 2013	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred dividends(1)(2)	--	1.15	1.52	--	1.03	--

(1) No preferred dividends were paid for the periods shown.
(2) Earnings were inadequate to cover fixed charges by $59.19 million for the nine months ended September 30, 2013, and by $38.96 million and $2.02 million in the years ended December 31, 2010 and 2008, respectively.

DESCRIPTION OF CAPITAL STOCK

General

Our third amended and restated certificate of incorporation provides that our authorized capital stock of 105,000,000 shares consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of November 4, 2013, 38,117,059 shares of our common stock were issued and outstanding and no shares of our preferred stock were outstanding.

In this prospectus, we refer to our third amended and restated certificate of incorporation and our amended and restated by-laws as our “certificate of incorporation” and our “bylaws”, respectively.

The following summary describes the terms of our securities that we consider to be material, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of our certificate of incorporation and our bylaws, each of which is incorporated by reference in this prospectus. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding shares of preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as our board of directors may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and, subject to certain limitations of our certificate of incorporation and the General Corporation Law of the State of Delaware, or DGCL, the board of directors may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of each such series of preferred stock.

The issuance of any such preferred stock could adversely affect the rights of the holders of our common stock and therefore, reduce the value of the common stock. The ability of the board of directors to issue preferred stock could discourage, delay, or prevent a takeover of us.

Corporate Opportunities

Our certificate of incorporation provides that our stockholders that are affiliates of Kelso & Company, L.P. (“Kelso”) have no obligation to offer us an opportunity to participate in business opportunities presented to Kelso or its officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither Kelso nor its officers, directors, agents, members, partners or affiliates are liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our Company. Stockholders are deemed to have notice of and consented to this provision of our certificate of incorporation. The foregoing provisions were approved by a vote of holders of a majority of each class of our stock outstanding at our annual meeting held in December 2009. At that meeting, the requisite stockholders approved the adoption of the certificate of incorporation, which included these provisions. This provision was included at the request of our largest stockholder, Kelso, and is intended to provide protection for its nominees from conflict of interest claims.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

A number of provisions in our certificate of incorporation and bylaws may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but that individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	discourage some types of transactions that may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

Common Stock.  As of November 4, 2013, we have 38,117,059 shares of our authorized common stock outstanding. The remaining shares of authorized and unissued common stock will be available for future issuance. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock.  Our certificate of incorporation provides that our board of directors has the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series, to establish the number of shares to be included in any such series and to fix the voting powers, preferences, limitations and relative, participating, optional or other special rights of the shares constituting any such series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or issue shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of and the voting and other rights of the holders of common stock.

Board of Directors; Vacancies and Removal of Directors

Our certificate of incorporation provides that our directors serve staggered three-year terms. Our bylaws provide that directors may be removed only for cause at a meeting of stockholders upon the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote for the election of the director. Vacancies in our board of directors may be filled only by our board of directors. Any director elected to fill a vacancy will hold office until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our bylaws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors (but may not be less than three directors).

These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Advance Notice Requirements for Director Nominations and Stockholder Proposals; Action by Written Consent

Our bylaws require advance notice for director nominations and stockholder proposals. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Under our bylaws, stockholders are deemed to have complied with this notice requirement if they have provided notice in compliance with Exchange Act Rule 14a-8(e). Also, special meetings of the stockholders may only be called by our president or board of directors or upon a request by holders of at least 30% in voting power of all the outstanding shares entitled to vote at that meeting. Our certificate of incorporation and bylaws prohibit stockholders from taking action by written consent in lieu of an annual or special meeting.

These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Delaware Anti-Takeover Law

Section 203 of the DGCL is an anti-takeover law. Generally, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for a period of three years after the date of the transaction in which such person became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the stockholder.

The Company has specifically opted out of the provisions of Section 203.

Limitation of Liability of Directors; Indemnification of Directors

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain limited circumstances set forth in our certificate of incorporation. To the extent that this limitation on or exemption from liability is not permitted by the DGCL and any amendments to that law, such limitation on or exemption from liability shall be limited to the fullest extent permitted by the DGCL.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

Our certificate of incorporation provides that we are required to indemnify our directors and officers to the fullest extent permitted by law. Our bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.

We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under our bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Transfer Agent

The transfer agent for our common stock is Computershare Investor Services.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

We may issue warrants entitling the holder to purchase our preferred stock, depositary shares or common stock as described in the prospectus supplement relating to the issuance of the warrants. Warrants may be issued independently or together with other of our securities and may be attached to or separate from other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company that acts as warrant agent. The warrant agent will act solely as our agent in connection with warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement will describe the terms of any warrants offered, including the following:

•	the amount of warrants to be registered and the purchase price and manner of payment to acquire the warrants;

•	a description, including amount, of the preferred stock, depositary shares or common stock that may be purchased upon exercise;

•	the exercise price that must be paid to purchase the securities upon exercise of a warrant and any provisions for changes or adjustments in the exercise price;

•	any date on which the warrants and the related preferred stock, depositary shares or common stock will be separately transferable;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	a discussion of certain U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other material terms of the warrants.

Holders of warrants will not have any of the rights of holders of our preferred stock, depositary shares or common stock that may be purchased upon exercise until they exercise the warrants and receive the underlying securities. These rights include the right to receive payments of dividends on the preferred stock, depositary shares or common stock that may be purchased upon exercise or to exercise any voting right.

Exercise of Warrants

After the close of business on the expiration date described in the relevant prospectus supplement, warrants will expire and the holders will no longer have the right to exercise the warrants and receive the underlying securities. Warrants may be exercised by delivering a properly completed certificate in the form attached to the warrants and payment of the exercise price as provided in the relevant prospectus supplement. We will issue and deliver our preferred stock, depositary shares or common stock as soon as possible following receipt of the certificate and payment described above. If less than all of the warrants represented by a certificate are exercised, we will issue a new certificate for the remaining warrants. The foregoing terms of exercise may be modified by us in a prospectus supplement.

PLAN OF DISTRIBUTION

General

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•
enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number or amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

Market Making and Stabilization

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange. We may elect to list any series of offered securities on an exchange and any such listing with respect to these other securities will be described in the applicable prospectus supplement. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

Underwriters and Agents

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the relevant prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriting Compensation

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer must be considered fair and reasonable, as determined by FINRA based on specific factors set forth in the FINRA rules. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. You may read any materials we have filed with the SEC free of charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules and that is not incorporated in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 5, 2013.

•
Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2013, as filed with the SEC on May 3, 2013; for the quarterly period ended June 30, 2013, as filed with the SEC on August 13, 2013; and for the quarterly period ended September 30, 2013, as filed with the SEC on November 12, 2013.

•
Current Reports on Form 8-K filed by us with the SEC on January 25, 2013, January 31, 2013, February 6, 2013, February 15, 2013, February 25, 2013, April 22, 2013, April 25, 2013, May 20, 2013, May 31, 2013, June 20, 2013, July 22, 2013, August 8, 2013, September 4, 2013, October 2, 2013, October 31, 2013 and November 13, 2013.

•
The description of our common stock is contained in the Registration Statement on Form S-1/A (File No. 333-162540) filed with the SEC on April 21, 2010, including any future amendment or report for the purpose of updating such description.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished but not filed) after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all offerings under this registration statement are terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents.

You may get copies of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by contacting us at the address and phone number indicated below or by contacting the SEC as described above in “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the internet at:

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, Texas 77489
(713) 808-7321
Attn: Investor Relations
ir@globalgeophysical.com
Internet Website: www.globalgeophysical.com

The contents of our website are not, however, a part of this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the securities to be offered hereby will be passed upon by our legal counsel, Baker Botts L.L.P. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Global Geophysical Services, Inc. incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012 relating to such consolidated financial statements, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their reports thereon and included therein. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance upon the reports of UHY LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows:

Securities and Exchange Commission registration fee	$38,640
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Depositary and transfer agent fees	*
Miscellaneous	*
Total	*

*  Other than the SEC registration fee, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of our expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the DGCL, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.

Certificate of Incorporation

As permitted by Section 102(b)(7) of the DGCL, Article IX of our certificate of incorporation contains a provision to limit the personal liability of our directors for violations of their fiduciary duty. Article VIII provides that any director, officer, incorporator, employee, or agent of our corporation, (or persons serving at our request as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) shall be entitled to be indemnified by us, and we are authorized to indemnify such person or persons, to the fullest extent permitted by law, including without limitation, against expenses (including counsel fees and disbursements), judgments, fines, excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such person. The indemnification shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in our bylaws, by any agreement, by vote of stockholders, by resolution of our disinterested directors, by provisions of law or otherwise.

Bylaws

Article 6 of our bylaws, effective as of April 27, 2010, also provides for indemnification of current or former directors, officers, employees and agents, or any person who served or is serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the DGCL. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  Indemnification rights shall inure to the benefit of the heirs, executors and administrators of such indemnified person.

Indemnification Agreements

We have entered into Indemnification Agreements with certain of our directors, whereby we agree to indemnify the director to the fullest extent permitted by law, if the director was, is or becomes a party to, a witness to, or other participant in or threatened to be made a participant of a suit, proceeding, hearing or such whether civil, criminal, administrative, or investigative. The Indemnification Agreement shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

We maintain directors’ and officers’ liability and corporation reimbursement insurance for our benefit and the benefit of our directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and our bylaws.

Item 16.	Exhibits.*

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description of Exhibit
4.1	Form of Specimen Common Stock Certificate of Global Geophysical Services, Inc.(1)
5.1**	Opinion of Baker Botts L.L.P.
12.1	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm
23.2	Consent of Baker Botts L.L.P. (to be included in opinion to be filed as Exhibit 5.1 herewith)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
________________
* We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred stock, warrants or depositary shares, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby or (iv) any required opinion of counsel to us as to certain tax matters relative to the securities offered hereby.

** To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

(1) Incorporated by reference to Exhibit 4.1 to our Form S-1 (Registration No. 333-162540), as initially filed with the SEC on October 16, 2009, and subsequently amended and declared effective April 21, 2010.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of  prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Missouri City, Texas on November 15, 2013.

Global Geophysical Services, Inc.

By:	/s/ Richard C. White
Richard C. White President and Chief Executive Officer

III - 1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard C. White and P. Mathew Verghese, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 15, 2013.

Signature	Title

/s/ Richard C. White	President and Director (Chief Executive Officer and
Richard C. White	Principal Executive Officer)

/s/ P. Mathew Verghese	Senior Vice President (Chief Financial Officer, Principal
P. Mathew Verghese	Financial Officer and Principal Accounting Officer)

/s/ Damir S. Skerl	Director
Damir S. Skerl

/s/ Michael C. Forrest	Director
Michael C. Forrest

/s/ George E. Matelich	Director
George E. Matelich

/s/ Stanley de Jongh Osborne	Director
Stanley de Jongh Osborne

/s/ Karl F. Kurz	Director
Karl F. Kurz

/s/ Michael S. Bahorich	Director
Michael S. Bahorich

/s/ Joseph P. McCoy	Director
Joseph P. McCoy

III - 2

Global Geophysical Services, Inc.

Exhibit Index

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description of Exhibit
4.1	Form of Specimen Common Stock Certificate of Global Geophysical Services, Inc.(1)
5.1**	Opinion of Baker Botts L.L.P.
12.1	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm
23.2	Consent of Baker Botts L.L.P. (to be included in opinion to be filed as Exhibit 5.1 herewith)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

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* We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred stock, warrants or depositary shares, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby or (iv) any required opinion of counsel to us as to certain tax matters relative to the securities offered hereby.

** To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

(1) Incorporated by reference to Exhibit 4.1 to our Form S-1 (Registration No. 333-162540), as initially filed with the SEC on October 16, 2009, and subsequently amended and declared effective April 21, 2010.

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